Exhibit 10.1
SECOND AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT

This SECOND AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT (this “Second Amendment”) is made as of May 17, 2011, by and between Canon Investment Holdings Limited, a company organized under the laws of Hong Kong (“Canon” or the “Buyer”), and Altair Nanotechnologies Inc., a company organized under the laws of Canada (the “Altair” or “Company”).

W I T N E S S E T H:

WHEREAS, on September 20, 2010, Canon and Altair entered into a Share Subscription Agreement, as amended by First Amendment to Share Subscription Agreement dated February 16, 2011 (as amended, the “SSA”);

WHEREAS, Canon and Altair wish to enter into this Second Amendment to set forth their mutual agreement to further amend the SSA, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Buyer and the Company hereby agree as follows:

1.	Capitalized terms used but not defined herein shall have the meanings ascribed to them under the SSA.

2.
Canon hereby waives Section 5.03 of the SSA (No solicitation; Other Offers) and any other provision of the SSA, in each case solely to the extent that such provision could reasonably be construed to prohibit Altair from actively soliciting or entering into agreements related to investments in, or purchases of, Altair, its securities or its assets, and Canon hereby authorizes Altair to engage in such solicitation and enter into such agreements.

3.
The “End Date” as defined in the SSA is hereby amended to be June 3, 2011 and the parties agree that, if the SSA is not terminated prior to June 3, 2011, the “Closing Date” under the SSA shall be June 3, 2011.

4.
Notwithstanding anything in the SSA to the contrary, either Altair or Canon shall have the right to terminate the SSA at any time on or after the date hereof, with or without reason, and that (i) the remainder of the first sentence of Section 7.02 of the SSA (Effect of Termination) beginning from and including the word "provided" is hereby deleted from the SSA and (ii) Section 8.04(b) of the SSA (Termination Fee and Reimbursement) is hereby deleted from the SSA.

5.	Each party hereby confirms that the execution, delivery and performance of this Second Amendment by such party has been duly authorized by all necessary corporate actions on the part of such party.

6.	This Second Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

7.
This Second Amendment shall constitute an amendment to the SSA in accordance with the terms thereof.  The SSA, as amended by this Second Amendment, shall continue in full force and effect.  From and after the date hereof, references to the SSA shall be deemed to be references to the SSA, as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this SECOND AMENDMENT TO SHARE SUBSCRIPTION AGREEMENT to be duly executed by their respective authorized officers as of the day and year first above written.

CANON INVESTMENT HOLDINGS LIMITED

By:	/s/ Yingcang Wei
Name: Yingcang Wei
Title: Chairman

ALTAIR NANOTECHNOLOGIES, INC.

By:	/s/ Terry M. Copeland
Name: Terry M. Copeland
Title: President and CEO

[Signature Page to Second Amendment to Share Subscription Agreement]